Exhibit 99.2

Regions Financial Corporation and Subsidiaries

Financial Supplement

Fourth Quarter 2011

Regions Financial Corporation and Subsidiaries

Financial Supplement to Fourth Quarter 2011 Earnings Release

Regions Financial Corporation and Subsidiaries	Page 1
Financial Supplement to Fourth Quarter 2011 Earnings Release

Consolidated Balance Sheets (unaudited)

	Quarter Ended
($ amounts in millions)	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Assets:
Cash and due from banks	$2,132	$2,000	$2,271	$2,042	$1,643
Interest-bearing deposits in other banks	4,913	6,009	5,452	4,937	4,880
Federal funds sold and securities purchased under agreements to resell	200	254	251	341	396
Trading account assets	1,266	1,462	1,223	1,284	1,116
Securities available for sale	24,471	24,635	23,828	24,702	23,289
Securities held to maturity	16	18	21	22	24
Loans held for sale	1,193	1,012	1,141	1,552	1,485
Loans, net of unearned income	77,594	79,447	81,176	81,371	82,864
Allowance for loan losses	(2,745)	(2,964)	(3,120)	(3,186)	(3,185)

Net loans	74,849	76,483	78,056	78,185	79,679
Other interest-earning assets	1,085	1,081	1,207	1,214	1,219
Premises and equipment, net	2,375	2,399	2,481	2,528	2,569
Interest receivable	361	422	354	441	421
Goodwill	4,816	5,561	5,561	5,561	5,561
Mortgage servicing rights (MSRs)	182	182	268	282	267
Other identifiable intangible assets	449	478	420	358	385
Other assets	8,742	7,766	8,374	8,307	9,417

Total Assets	$127,050	$129,762	$130,908	$131,756	$132,351

Liabilities and Stockholders’ Equity:
Deposits:
Non-interest-bearing	$28,266	$28,296	$28,148	$27,480	$25,733
Interest-bearing	67,361	67,642	68,183	68,889	68,881

Total deposits	95,627	95,938	96,331	96,369	94,614
Borrowed funds:
Short-term borrowings:
Federal funds purchased and securities sold under agreements to repurchase	2,333	1,969	1,740	2,218	2,716
Other short-term borrowings	734	974	982	964	1,221

Total short-term borrowings	3,067	2,943	2,722	3,182	3,937
Long-term borrowings	8,110	10,140	11,646	12,197	13,190

Total borrowed funds	11,177	13,083	14,368	15,379	17,127
Other liabilities	3,747	3,478	3,321	3,389	3,876

Total Liabilities	110,551	112,499	114,020	115,137	115,617

Stockholders’ equity:
Preferred stock, Series A	3,419	3,409	3,399	3,389	3,380
Common stock	13	13	13	13	13
Additional paid-in capital	19,060	19,059	19,052	19,047	19,050
Retained earnings (deficit)	(4,527)	(3,913)	(4,000)	(4,043)	(4,047)
Treasury stock, at cost	(1,397)	(1,397)	(1,399)	(1,400)	(1,402)
Accumulated other comprehensive income (loss), net	(69)	92	(177)	(387)	(260)

Total Stockholders’ Equity	16,499	17,263	16,888	16,619	16,734

Total Liabilities and Stockholders’ Equity	$127,050	$129,762	$130,908	$131,756	$132,351

Regions Financial Corporation and Subsidiaries	Page 2
Financial Supplement to Fourth Quarter 2011 Earnings Release

Consolidated Statements of Operations (unaudited)

	Quarter Ended
($ amounts in millions, except per share data)	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Interest income on:
Loans, including fees	$854	$867	$856	$867	$911
Securities:
Taxable	166	177	208	207	193
Tax-exempt	—	—	—	—	—

Total securities	166	177	208	207	193
Loans held for sale	7	7	9	13	12
Trading account assets	1	—	—	—	—
Other interest-earning assets	3	4	3	3	4

Total interest income	1,031	1,055	1,076	1,090	1,120

Interest expense on:
Deposits	95	112	126	139	152
Short-term borrowings	(2)	—	—	1	1
Long-term borrowings	89	93	94	95	104

Total interest expense	182	205	220	235	257

Net interest income	849	850	856	855	863

Provision for loan losses	295	355	398	482	682

Net interest income after provision for loan losses	554	495	458	373	181
Non-interest income:
Service charges on deposit accounts	263	310	308	287	290
Brokerage, investment banking and capital markets	19	(5)	19	31	33
Mortgage income	57	68	50	45	51
Trust department income	49	49	51	50	50
Securities gains (losses), net	7	(1)	24	82	333
Other	112	92	91	85	163

Total non-interest income	507	513	543	580	920

Non-interest expense:
Salaries and employee benefits	392	383	401	428	411
Net occupancy expense	95	95	98	100	99
Furniture and equipment expense	63	70	72	70	68
Goodwill impairment	253	—	—	—	—
Other	321	302	385	334	412

Total non-interest expense	1,124	850	956	932	990

Income (loss) before income taxes	(63)	158	45	21	111
Income tax expense (benefit)	18	17	(34)	(29)	44

Income (loss) from continuing operations	(81)	141	79	50	67

Discontinued operations:
Income (loss) from discontinued operations before income taxes	(472)	24	4	36	31
Income tax expense (benefit)	(5)	10	(26)	17	9

Income (loss) from discontinued operations, net of tax	(467)	14	30	19	22

Net income (loss)	$(548)	$155	$109	$69	$89

Income (loss) from continuing operations available to common shareholders (1)	$(135)	$87	$25	$(2)	$14

Net income (loss) available to common shareholders (1)	$(602)	$101	$55	$17	$36

Weighted-average shares outstanding - during quarter:
Basic	1,259	1,259	1,258	1,257	1,257
Diluted	1,259	1,261	1,260	1,259	1,259
Actual shares outstanding - end of quarter	1,259	1,259	1,259	1,256	1,256

Earnings (loss) per common share from continuing operations (1):
Basic	$(0.11)	$0.07	$0.02	$(0.00)	$0.01
Diluted	$(0.11)	$0.07	$0.02	$(0.00)	$0.01

Earnings (loss) per common share (1):
Basic	$(0.48)	$0.08	$0.04	$0.01	$0.03
Diluted	$(0.48)	$0.08	$0.04	$0.01	$0.03

Cash dividends declared per common share	$0.01	$0.01	$0.01	$0.01	$0.01

Taxable-equivalent net interest income from continuing operations	$857	$859	$864	$864	$873

(1)	Includes preferred stock dividends and accretion

Regions Financial Corporation and Subsidiaries	Page 3
Financial Supplement to Fourth Quarter 2011 Earnings Release

Consolidated Statements of Operations (unaudited)

	Year Ended December 31
($ amounts in millions, except per share data)	2011	2010
Interest income on:
Loans, including fees	$3,444	$3,705
Securities:
Taxable	758	873
Tax-exempt	—	1

Total securities	758	874
Loans held for sale	36	39
Trading account assets	1	4
Other interest-earning assets	13	15

Total interest income	4,252	4,637
Interest expense on:
Deposits	472	756
Short-term borrowings	(1)	3
Long-term borrowings	371	489

Total interest expense	842	1,248

Net interest income	3,410	3,389
Provision for loan losses	1,530	2,863

Net interest income after provision for loan losses	1,880	526

Non-interest income:
Service charges on deposit accounts	1,168	1,174
Brokerage, investment banking and capital markets	64	69
Mortgage income	220	247
Trust department income	199	196
Securities gains, net	112	394
Other	380	409

Total non-interest income	2,143	2,489

Non-interest expense:
Salaries and employee benefits	1,604	1,640
Net occupancy expense	388	411
Furniture and equipment expense	275	277
Goodwill impairment	253	—
Regulatory charge	—	75
Other	1,342	1,456

Total non-interest expense	3,862	3,859

Income (loss) from continuing operations before income taxes	161	(844)
Income tax benefit	(28)	(376)

Income (loss) from continuing operations	189	(468)

Discontinued operations:
Loss from discontinued operations before income taxes	(408)	(42)
Income tax expense (benefit)	(4)	29

Loss from discontinued operations, net of tax	(404)	(71)

Net income (loss)	$(215)	$(539)

Net income (loss) from continuing operations available to common shareholders (1)	$(25)	$(692)

Net income (loss) available to common shareholders (1)	$(429)	$(763)

Weighted-average shares outstanding - year-to-date:
Basic	1,258	1,227
Diluted	1,258	1,227
Actual shares outstanding - end of period	1,259	1,256

Earnings (loss) per common share from continuing operations (1):
Basic	$(0.02)	$(0.56)
Diluted	$(0.02)	$(0.56)

Earnings (loss) per common share (1):
Basic	$(0.34)	$(0.62)
Diluted	$(0.34)	$(0.62)

Cash dividends declared per common share	$0.04	$0.04

Taxable equivalent net interest income from continuing operations	$3,446	$3,421

(1)	Includes preferred stock dividends and accretion

Regions Financial Corporation and Subsidiaries	Page 4
Financial Supplement to Fourth Quarter 2011 Earnings Release

Selected Ratios and Other Information from Continuing Operations

As of and for Quarter Ended
12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Return on average assets from continuing operations	(0.43)%	0.26%	0.08%	(0.01)%	0.04%

Return on average assets from continuing operations, excluding goodwill impairment and regulatory charge related tax benefit (non-GAAP)* (3)	0.37%	0.26%	0.03%	(0.01)%	0.04%

Return on average common equity from continuing operations*	(4.40)%	2.83%	0.86%	(0.06)%	0.48%

Return on average tangible common equity from continuing operations (non-GAAP)* (3)	(7.61)%	4.98%	1.45%	(0.12)%	0.77%

Return on average tangible common equity from continuing operations, excluding goodwill impairment and regulatory charge related tax benefit (non-GAAP)* (3)	6.66%	4.98%	0.47%	(0.12)%	0.77%

Efficiency Ratio from continuing operations (non-GAAP) (3)	64.6%	61.8%	63.6%	68.3%	68.0%

Common equity per share	$10.39	$11.00	$10.71	$10.53	$10.62

Tangible common book value per share (non-GAAP) (3)	$6.37	$6.38	$6.15	$6.00	$6.09

Stockholders’ equity to total assets	12.99%	13.30%	12.90%	12.61%	12.64%

Tangible common stockholders’ equity to tangible assets (non-GAAP) (3)	6.58%	6.48%	6.18%	5.98%	6.04%

Tier 1 Common risk-based ratio (non-GAAP) (1) (3)	8.5%	8.2%	7.9%	7.9%	7.9%

Tier 1 Capital (1)	13.2%	12.8%	12.6%	12.5%	12.4%

Total Risk-Based Capital (1)	16.9%	16.5%	16.2%	16.5%	16.4%

Leverage (1)	9.9%	9.7%	9.5%	9.4%	9.3%

Allowance for credit losses as a percentage of loans, net of unearned income (2)	3.64%	3.84%	3.95%	4.01%	3.93%

Allowance for loan losses as a percentage of loans, net of unearned income	3.54%	3.73%	3.84%	3.92%	3.84%

Allowance for loan losses to non-performing loans, excluding loans held for sale	1.16	x	1.09	x	1.12	x	1.03	x	1.01	x

Net interest margin (FTE)	3.08%	3.04%	3.07%	3.09%	3.01%

Loans, net of unearned income, to total deposits	81.1%	82.8%	84.3%	84.4%	87.6%

Net charge-offs as a percentage of average loans*	2.16%	2.52%	2.71%	2.37%	3.22%

Non-accrual loans, excluding loans held for sale as a percentage of loans	3.06%	3.41%	3.43%	3.79%	3.81%

Non-performing assets (excluding loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	3.83%	4.23%	4.39%	4.78%	4.69%

Non-performing assets (including loans 90 days past due) as a percentage of loans, foreclosed properties and non-performing loans held for sale	4.40%	4.75%	4.98%	5.42%	5.38%

Associate headcount	26,813	26,881	27,261	27,557	27,829

Total branch outlets	1,726	1,767	1,769	1,771	1,772

ATMs	2,083	2,130	2,132	2,144	2,148

*	Annualized
(1)	Current quarter Tier 1 Common, Tier 1, Total Risk-Based Capital and Leverage ratios are estimated
(2)	The allowance for credit losses reflects the allowance related to both loans on the balance sheet and exposure related to unfunded commitments and standby letters of credit
(3)	See reconciliation of GAAP to non-GAAP Financial Measures on pages 20-22.

Regions Financial Corporation and Subsidiaries	Page 5
Financial Supplement to Fourth Quarter 2011 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	12/31/11			9/30/11
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$—	$—	—%	$—	$—	—%
Trading account assets	175	1	2.27	182	1	2.18
Securities:
Taxable	24,731	166	2.66	24,098	177	2.91
Tax-exempt	32	—	—	31	—	—
Loans held for sale	1,057	7	2.63	847	7	3.28
Loans, net of unearned income	78,702	863	4.35	80,513	875	4.31
Other interest-earning assets	5,690	4	0.28	6,544	4	0.24

Total interest-earning assets	110,387	1,041	3.74	112,215	1,064	3.76
Allowance for loan losses	(2,901)			(3,150)
Cash and due from banks	1,974			1,972
Other non-earning assets	15,440			15,549

	$124,900			$126,586

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$5,153	1	0.08	$5,148	1	0.08
Interest-bearing transaction accounts	18,602	7	0.15	16,651	7	0.17
Money market accounts	23,308	13	0.22	24,571	18	0.29
Time deposits	19,774	74	1.48	21,369	86	1.60

Total interest-bearing deposits (1)	66,837	95	0.56	67,739	112	0.66
Federal funds purchased and securities sold under agreements to repurchase	1,912	(2)	(0.41)	1,604	—	—
Other short-term borrowings	77	—	—	148	—	—
Long-term borrowings	9,630	90	3.71	10,786	93	3.42

Total interest-bearing liabilities	78,456	183	0.93	80,277	205	1.01

Net interest spread			2.82			2.75

Non-interest-bearing deposits (1)	28,318			28,408
Other liabilities	2,569			2,496
Stockholders’ equity	15,557			15,405

	$124,900			$126,586

Net interest income/margin FTE basis (2)		$858	3.08%		$859	3.04%

(1)	Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.40% and 0.46% for the quarters ended December 31, 2011 and September 30, 2011, respectively.
(2)	Including both continuing and discontinued operations, the net interest income and margin on a taxable equivalent basis is $865 million and 3.06%, respectively, for the quarter ended December 31, 2011.

Regions Financial Corporation and Subsidiaries	Page 6
Financial Supplement to Fourth Quarter 2011 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Quarter Ended
	6/30/11			3/31/11			12/31/10
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$—	$—	—%	$17	$—	—%	$667	$1	0.59%
Trading account assets	164	1	2.45	143	1	2.84	140	1	2.83
Securities:
Taxable	24,765	208	3.37	24,755	207	3.39	23,876	193	3.21
Tax-exempt	33	—	—	30	—	—	47	—	—
Loans held for sale	1,141	9	3.16	1,486	13	3.55	1,486	12	3.20
Loans, net of unearned income	81,106	863	4.27	82,412	875	4.31	84,108	920	4.34
Other interest-earning assets	5,662	3	0.21	4,573	3	0.27	4,795	3	0.25

Total interest-earning assets	112,871	1,084	3.85	113,416	1,099	3.93	115,119	1,130	3.89
Allowance for loan losses	(3,200)			(3,209)			(3,164)
Cash and due from banks	2,027			1,980			1,944
Other non-earning assets	15,740			15,800			16,074

	$127,438			$127,987			$129,973

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$5,107	1	0.08	$4,837	1	0.08	$4,622	1	0.09
Interest-bearing transaction accounts	13,898	7	0.20	13,228	7	0.21	12,690	6	0.19
Money market accounts	26,805	20	0.30	27,815	21	0.31	28,273	23	0.32
Time deposits	22,507	98	1.75	22,971	110	1.94	23,369	122	2.07

Total interest-bearing deposits (1)	68,317	126	0.74	68,851	139	0.82	68,954	152	0.87
Federal funds purchased and securities sold under agreements to repurchase	1,752	1	0.23	1,937	1	0.21	2,902	—	—
Other short-term borrowings	122	—	—	401	—	—	396	—	—
Long-term borrowings	11,726	93	3.18	12,857	95	3.00	13,967	105	2.98

Total interest-bearing liabilities	81,917	220	1.08	84,046	235	1.13	86,219	257	1.18

Net interest spread			2.77			2.80			2.71

Non-interest-bearing deposits (1)	27,806			26,405			25,688
Other liabilities	2,455			2,362			2,508
Stockholders’ equity	15,260			15,174			15,558

	$127,438			$127,987			$129,973

Net interest income/margin FTE basis		$864	3.07%		$864	3.09%		$873	3.01%

(1)	Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.53%, 0.59% and 0.64% for the quarters ended June 30, 2011, March 31, 2011 and December 31, 2010, respectively.

Regions Financial Corporation and Subsidiaries	Page 7
Financial Supplement to Fourth Quarter 2011 Earnings Release

Consolidated Average Daily Balances and Yield/Rate Analysis from Continuing Operations

	Year Ended December 31
	2011			2010
($ amounts in millions; yields on taxable-equivalent basis)	Average Balance	Income/ Expense	Yield/ Rate	Average Balance	Income/ Expense	Yield/ Rate
Assets
Interest-earning assets:
Federal funds sold and securities purchased under agreements to resell	$4	$—	—%	$377	$2	0.53%
Trading account assets	166	4	2.41	175	7	4.00
Securities:
Taxable	24,586	758	3.08	23,851	873	3.66
Tax-exempt	31	—	—	44	1	2.27
Loans held for sale	1,131	35	3.09	1,281	39	3.04
Loans, net of unearned income	80,673	3,477	4.31	86,660	3,734	4.31
Other earning assets	5,623	13	0.23	5,119	13	0.25

Total interest-earning assets	112,214	4,287	3.82	117,507	4,669	3.97
Allowance for loan losses	(3,114)			(3,187)
Cash and due from banks	1,988			2,021
Other non-earning assets	15,631			16,379

	$126,719			$132,720

Liabilities and Stockholders’ Equity
Interest-bearing liabilities:
Savings accounts	$5,062	5	0.10	$4,459	4	0.09
Interest-bearing transaction accounts	15,613	27	0.17	14,404	32	0.22
Money market accounts	25,609	73	0.29	27,354	117	0.43
Time deposits	21,646	367	1.70	26,290	602	2.29

Total interest-bearing deposits (1)	67,930	472	0.69	72,507	755	1.04
Federal funds purchased and securities sold under agree-ments to repurchase	1,801	(1)	(0.06)	1,983	3	0.15
Other short-term borrowings	186	—	—	331	1	0.30
Long-term borrowings	11,240	371	3.30	15,489	489	3.16

Total interest-bearing liabilities	81,157	842	1.04	90,310	1,248	1.38

Net interest spread			2.78			2.59

Non-interest bearing deposits (1)	27,741			23,982
Other liabilities	2,471			2,512
Stockholders’ equity	15,350			15,916

	$126,719			$132,720

Net interest income/margin FTE basis (2)		$3,445	3.07%		$3,421	2.91%

(1)	Total deposit costs from continuing operations may be calculated by dividing total interest expense on deposits by the sum of interest-bearing deposits and non-interest bearing deposits. The rates for total deposit costs from continuing operations equal 0.49% and 0.78% for the twelve months ended December 31, 2011 and 2010, respectively.
(2)	Including both continuing and discontinued operations, the net interest income and margin on a taxable equivalent basis is $3,476 million and 3.05%, respectively, for the year ended December 31, 2011.

Regions Financial Corporation and Subsidiaries	Page 8
Financial Supplement to Fourth Quarter 2011 Earnings Release

Loans

	Quarter Ended
($ amounts in millions)	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11 vs. 9/30/11		12/31/11 vs. 12/31/10
Commercial and industrial	$24,522	$24,273	$23,644	$23,149	$22,540	$249	1.0%	$1,982	8.8%
Commercial real estate mortgage - owner-occupied	11,166	11,537	11,797	11,889	12,046	(371)	-3.2%	(880)	-7.3%
Commercial real estate construction - owner-occupied	337	356	377	430	470	(19)	-5.3%	(133)	-28.3%

Total commercial	36,025	36,166	35,818	35,468	35,056	(141)	-0.4%	969	2.8%

Commercial investor real estate mortgage	9,702	10,696	11,836	12,932	13,621	(994)	-9.3%	(3,919)	-28.8%
Commercial investor real estate construction	1,025	1,188	1,595	1,895	2,287	(163)	-13.7%	(1,262)	-55.2%

Total investor real estate	10,727	11,884	13,431	14,827	15,908	(1,157)	-9.7%	(5,181)	-32.6%

Residential first mortgage	13,784	14,083	14,306	14,404	14,898	(299)	-2.1%	(1,114)	-7.5%
Home equity - first lien	5,884	5,954	6,011	6,100	6,213	(70)	-1.2%	(329)	-5.3%
Home equity - second lien	7,137	7,362	7,582	7,774	8,013	(225)	-3.1%	(876)	-10.9%
Indirect	1,848	1,774	1,704	1,626	1,592	74	4.2%	256	16.1%
Consumer credit card	987	1,024	1,134	—	—	(37)	-3.6%	987	NM
Other consumer	1,202	1,200	1,190	1,172	1,184	2	0.2%	18	1.5%

Total Loans	$77,594	$79,447	$81,176	$81,371	$82,864	$(1,853)	-2.3%	$(5,270)	-6.4%

	Average Balances
($ amounts in millions)	4Q11	3Q11	2Q11	1Q11	4Q10	4Q11 vs. 3Q11		4Q11 vs. 4Q10
Commercial and industrial	$24,310	$23,953	$23,506	$22,889	$21,956	$357	1.5%	$2,354	10.7%
Commercial real estate mortgage - owner-occupied	11,404	11,661	11,826	12,012	11,944	(257)	-2.2%	(540)	-4.5%
Commercial real estate construction - owner-occupied	346	375	404	438	503	(29)	-7.7%	(157)	-31.2%

Total commercial	36,060	35,989	35,736	35,339	34,403	71	0.2%	1,657	4.8%

Commercial investor real estate mortgage	10,357	11,395	12,607	13,393	14,223	(1,038)	-9.1%	(3,866)	-27.2%
Commercial investor real estate construction	1,152	1,411	1,805	2,100	2,649	(259)	-18.4%	(1,497)	-56.5%

Total investor real estate	11,509	12,806	14,412	15,493	16,872	(1,297)	-10.1%	(5,363)	-31.8%

Residential first mortgage	13,925	14,207	14,329	14,692	15,620	(282)	-2.0%	(1,695)	-10.9%
Home equity - first lien	5,927	6,003	6,066	6,162	6,262	(76)	-1.3%	(335)	-5.3%
Home equity - second lien	7,245	7,451	7,678	7,891	8,127	(206)	-2.8%	(882)	-10.9%
Indirect	1,825	1,755	1,681	1,628	1,606	70	4.0%	219	13.6%
Consumer credit card	1,002	1,095	13	—	—	(93)	-8.5%	1,002	NM
Other consumer	1,209	1,207	1,191	1,207	1,218	2	0.2%	(9)	-0.7%

Total Loans	$78,702	$80,513	$81,106	$82,412	$84,108	$(1,811)	-2.2%	$(5,406)	-6.4%

Deposits

	Quarter Ended
($ amounts in millions)	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	12/31/11 vs. 9/30/11		12/31/11 vs. 12/31/10
Customer Deposits
Interest-free deposits	$28,266	$28,296	$28,148	$27,480	$25,733	$(30)	-0.1%	$2,533	9.8%
Interest-bearing checking	19,388	18,317	15,982	13,365	13,423	1,071	5.8%	5,965	44.4%
Savings	5,159	5,155	5,118	5,064	4,668	4	0.1%	491	10.5%
Money market - domestic	23,053	23,284	24,650	27,261	27,420	(231)	-1.0%	(4,367)	-15.9%
Money market - foreign	378	423	476	533	569	(45)	-10.6%	(191)	-33.6%

Low-cost deposits	76,244	75,475	74,374	73,703	71,813	769	1.0%	4,431	6.2%
Time deposits	19,378	20,455	21,947	22,656	22,784	(1,077)	-5.3%	(3,406)	-14.9%

Total customer deposits	95,622	95,930	96,321	96,359	94,597	(308)	-0.3%	1,025	1.1%

Corporate Treasury Deposits
Time deposits	5	8	10	10	17	(3)	-37.5%	(12)	-70.6%

Total Deposits	$95,627	$95,938	$96,331	$96,369	$94,614	$(311)	-0.3%	$1,013	1.1%

	Average Balances
($ amounts in millions)	4Q11	3Q11	2Q11	1Q11	4Q10	4Q11 vs. 3Q11		4Q11 vs. 4Q10
Customer Deposits
Interest-free deposits	$28,318	$28,408	$27,806	$26,405	$25,688	$(90)	-0.3%	$2,630	10.2%
Interest-bearing checking	18,602	16,651	13,898	13,228	12,690	1,951	11.7%	5,912	46.6%
Savings	5,153	5,148	5,107	4,837	4,622	5	0.1%	531	11.5%
Money market - domestic	22,951	24,098	26,302	27,276	27,767	(1,147)	-4.8%	(4,816)	-17.3%
Money market - foreign	357	473	503	540	506	(116)	-24.5%	(149)	-29.4%

Low-cost deposits	75,381	74,778	73,616	72,286	71,273	603	0.8%	4,108	5.8%
Time deposits	19,767	21,359	22,496	22,956	23,347	(1,592)	-7.5%	(3,580)	-15.3%

Total customer deposits	95,148	96,137	96,112	95,242	94,620	(989)	-1.0%	528	0.6%

Corporate Treasury Deposits
Time deposits	7	10	10	15	22	(3)	-30.0%	(15)	-68.2%

Total Deposits	$95,155	$96,147	$96,122	$95,257	$94,642	$(992)	-1.0%	$513	0.5%

Regions Financial Corporation and Subsidiaries	Page 9
Financial Supplement to Fourth Quarter 2011 Earnings Release

Loan Portfolio Mix

Loan Portfolio Balances by Percentage

	Quarter Ended
	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Commercial and industrial	31.6%	30.6%	29.1%	28.5%	27.2%
Commercial real estate mortgage - OO	14.4%	14.5%	14.5%	14.6%	14.5%
Commercial real estate construction - OO	0.4%	0.4%	0.5%	0.5%	0.6%

Total commercial	46.4%	45.5%	44.1%	43.6%	42.3%

Commercial investor real estate mortgage	12.5%	13.5%	14.6%	15.9%	16.4%
Commercial investor real estate construction	1.3%	1.5%	2.0%	2.3%	2.8%

Total investor real estate	13.8%	15.0%	16.6%	18.2%	19.2%

Residential first mortgage	17.8%	17.7%	17.6%	17.7%	18.0%
Home equity	16.8%	16.8%	16.7%	17.1%	17.2%
Indirect	2.4%	2.2%	2.1%	2.0%	1.9%
Consumer credit card	1.3%	1.3%	1.4%	0.0%	0.0%
Other consumer	1.5%	1.5%	1.5%	1.4%	1.4%

Total Loans	100.0%	100.0%	100.0%	100.0%	100.0%

OO = Owner Occupied

Regions Financial Corporation and Subsidiaries	Page 10
Financial Supplement to Fourth Quarter 2011 Earnings Release

Pre-Tax Pre-Provision Income from Continuing Operations (non-GAAP)

	Quarter Ended
($ amounts in millions)	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	4Q11 vs. 3Q11		4Q11 vs. 4Q10
Income (loss) from continuing operations available to common shareholders (GAAP)	$(135)	$87	$25	$(2)	$14	$(222)	-255.2%	$(149)	-1064.3%
Preferred dividends (GAAP)	54	54	54	52	53	—	—	1	1.9%
Income tax expense (benefit) (GAAP)	18	17	(34)	(29)	44	1	5.9%	(26)	-59.1%

Income (loss) from continuing operations before income taxes (GAAP)	(63)	158	45	21	111	(221)	-139.9%	(174)	-156.8%
Provision for loan losses (GAAP)	295	355	398	482	682	(60)	-16.9%	(387)	-56.7%

Pre-tax pre-provision income from continuing operations (non-GAAP)	232	513	443	503	793	(281)	-54.8%	(561)	-70.7%
Goodwill impairment	253	—	—	—	—	253	NM	253	NM

Pre-tax pre-provision income from continuing operations, excluding goodwill impairment (non-GAAP)	485	513	443	503	793	(28)	-5.5%	(308)	-38.8%

Other Adjustments:
Securities (gains) losses, net	(7)	1	(24)	(82)	(333)	(8)	-800.0%	326	97.9%
Loss (gain) on sale of mortgage loans	—	—	—	3	(26)	—	—	26	-100.0%
Leveraged lease termination (gains) losses, net (1)	(10)	2	—	—	(59)	(12)	-600.0%	49	83.1%
Loss on early extinguishment of debt	—	—	—	—	55	—	—	(55)	-100.0%
Securities impairment, net	2	—	—	—	—	2	NM	2	NM
Branch consolidation and equipment costs	(2)	—	77	—	—	(2)	NM	(2)	NM

Total other adjustments	(17)	3	53	(79)	(363)	(20)	-666.7%	346	95.3%

Adjusted Pre-tax Pre-provision Income from continuing operations (non-GAAP)	$468	$516	$496	$424	$430	$(48)	-9.3%	$38	8.8%

The Pre-Tax Pre-Provision Income from Continuing Operations table above presents computations of pre-tax pre-provision income from continuing operations excluding certain adjustments (non-GAAP). Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of income that excludes certain adjustments does not represent the amount that effectively accrues directly to stockholders.

(1)	After tax amounts for leveraged lease terminations gains are $2.8 million for 12/31/11, $5.4 million for 9/30/11 and $3.2 million for 12/31/10.

Regions Financial Corporation and Subsidiaries	Page 11
Financial Supplement to Fourth Quarter 2011 Earnings Release

Non-Interest Income and Expense from Continuing Operations

Non-Interest Income from continuing operations

	Quarter Ended
($ amounts in millions)	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	4Q11 vs. 3Q11		4Q11 vs. 4Q10
Service charges on deposit accounts	$263	$310	$308	$287	$290	$(47)	-15.2%	$(27)	-9.3%
Brokerage, investment banking and capital markets income	19	(5)	19	31	33	24	-480.0%	(14)	-42.4%
Mortgage income	57	68	50	45	51	(11)	-16.2%	6	11.8%
Trust department income	49	49	51	50	50	—	—	(1)	-2.0%
Commercial credit income	20	20	20	20	21	—	—	(1)	-4.8%
Securities gains (losses), net	7	(1)	24	82	333	8	800.0%	(326)	-97.9%
Insurance income	26	27	25	28	25	(1)	-3.7%	1	4.0%
Leveraged lease termination gains (losses), net	10	(2)	—	—	59	12	600.0%	(49)	-83.1%
Bank-owned life insurance	24	18	20	21	26	6	33.3%	(2)	-7.7%
Net revenue (loss) from affordable housing	(20)	(18)	(17)	(14)	(24)	(2)	11.1%	4	16.7%
Other	52	47	43	30	56	5	10.6%	(4)	-7.1%

Total non-interest income from continuing operations	$507	$513	$543	$580	$920	$(6)	-1.2%	$(413)	-44.9%

Non-Interest Expense from continuing operations

	Quarter Ended
($ amounts in millions)	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10	4Q11 vs. 3Q11		4Q11 vs. 4Q10
Salaries and employee benefits	$392	$383	$401	$428	$411	$9	2.3%	$(19)	-4.6%
Net occupancy expense	95	95	98	100	99	—	—	(4)	-4.0%
Furniture and equipment expense	63	70	72	70	68	(7)	-10.0%	(5)	-7.4%
Professional and legal fees	40	42	38	55	55	(2)	-4.8%	(15)	-27.3%
Amortization of core deposit intangible	23	23	24	25	26	—	—	(3)	-11.5%
Other real estate owned expense	38	48	37	39	61	(10)	-20.8%	(23)	-37.7%
FDIC premiums	46	47	72	52	52	(1)	-2.1%	(6)	-11.5%
Branch consolidation and property and equipment charges	(2)	—	77	—	—	(2)	NM	(2)	NM
Loss on early extinguishment of debt	—	—	—	—	55	—	—	(55)	-100.0%
Other	176	142	137	163	163	34	23.9%	13	8.0%

Total non-interest expense from continuing operations before goodwill impairment (non-GAAP)	871	850	956	932	990	$21	2.5%	$(119)	-12.0%
Goodwill impairment	253	—	—	—	—	253	NM	253	NM

Total non-interest expense from continuing operations	$1,124	$850	$956	$932	$990	$274	32.2%	$134	13.5%

•

Non-interest income decreased $6 million linked quarter to $507 million. Included in the 4Q11 amount were $10 million in leveraged lease termination gains and $7 million in securities gains. The leveraged lease termination gain was offset by $7 million in increased tax expense, resulting in a nominal impact to net income.

•

Service charges decreased $47 million linked quarter, as the Durbin Amendment rules took effect October 1st. This reduction was in line with expectations and was partially offset by ongoing actions, including restructuring certain deposit accounts from free to fee-eligible, re-entry into the credit card business and the NOW banking product suite launch.

•

Brokerage, investment banking and capital markets income increased $24 million to $19 million reflecting increased capital markets revenue and deferred compensation adjustments which are offset by increases in salaries and benefits.

•

Mortgage income decreased $11 million linked quarter, reflecting an $8 million reduced benefit from mortgage servicing rights and related hedging activities. Mortgage origination volume in the fourth quarter totaled $1.8 billion, bringing full year production to $6.3 billion.

•

Non-interest expenses increased $274 million linked quarter due to the $253 million goodwill impairment charge included from continuing operations. Excluding goodwill impairment, non-interest expenses increased 2 percent linked quarter, which includes a $16 million expense related to Visa class B shares litigation.

•	Salaries and benefits expense increased 2% linked quarter, due to deferred compensation valuation adjustments as mentioned above.

•	Other real estate owned expense decreased $10 million linked quarter to $38 million, reflecting a decline in valuation adjustments.

Regions Financial Corporation and Subsidiaries	Page 12
Financial Supplement to Fourth Quarter 2011 Earnings Release

Credit Quality

As of and for Quarter Ended
($ amounts in millions)	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Allowance for credit losses (ACL)	$2,823	$3,050	$3,204	$3,264	$3,256
Allowance allocated to purchased loans (1)	—	84	84	—	—
Provision for loan losses	295	355	398	482	682
Provision (credit) for unfunded credit losses	(8)	2	6	7	—

Net loans charged-off:
Commercial and industrial	65	72	49	72	128
Commercial real estate mortgage - owner-occupied	63	62	43	66	80
Commercial real estate construction - owner-occupied	1	2	1	4	4

Total commercial	129	136	93	142	212
Commercial investor real estate mortgage	112	167	247	132	202
Commercial investor real estate construction	39	52	56	42	99

Total investor real estate	151	219	303	174	301
Residential first mortgage	47	59	55	56	56
Home equity - first lien	16	19	17	22	20
Home equity - second lien	56	60	66	72	72
Indirect	4	2	3	4	4
Consumer credit card	12	1	—	—	—
Other consumer	15	15	11	11	17

Total	$430	$511	$548	$481	$682

Net loan charge-offs as a % of average loans, annualized:
Commercial and industrial	1.06%	1.19%	0.85%	1.27%	2.31%
Commercial real estate mortgage - owner-occupied	2.18%	2.13%	1.45%	2.23%	2.64%
Commercial real estate construction - owner-occupied	0.82%	2.01%	1.08%	3.74%	3.54%

Total commercial	1.41%	1.50%	1.05%	1.63%	2.44%
Commercial investor real estate mortgage	4.28%	5.81%	7.85%	4.00%	5.63%
Commercial investor real estate construction	13.61%	14.45%	12.56%	8.07%	14.91%

Total investor real estate	5.21%	6.76%	8.44%	4.56%	7.09%
Residential first mortgage	1.34%	1.64%	1.54%	1.55%	1.42%
Home equity - first lien	1.11%	1.26%	1.11%	1.47%	1.26%
Home equity - second lien	3.06%	3.21%	3.46%	3.68%	3.52%
Indirect	0.78%	0.64%	0.57%	1.05%	1.09%
Consumer credit card	4.62%	0.42%	—	—	—
Other consumer	4.92%	4.93%	3.70%	3.70%	5.54%

Total	2.16%	2.52%	2.71%	2.37%	3.22%

Non-accrual loans, excluding loans held for sale	$2,372	$2,710	$2,784	$3,087	$3,160
Non-performing loans held for sale	328	344	381	381	304

Non-accrual loans, including loans held for sale	$2,700	$3,054	$3,165	$3,468	$3,464
Foreclosed properties	296	337	437	465	454

Non-performing assets (NPAs)	$2,996	$3,391	$3,602	$3,933	$3,918

Loans past due > 90 days	$447	$412	$483	$527	$585

Restructured loans not included in categories above (2)	$2,850	$2,817	$1,664	$1,553	$1,483

Credit Ratios:
ACL/Loans, net	3.64%	3.84%	3.95%	4.01%	3.93%
ALL/Loans, net	3.54%	3.73%	3.84%	3.92%	3.84%
Allowance for loan losses to non-performing loans, excluding loans held for sale	1.16	x	1.09	x	1.12	x	1.03	x	1.01	x
Non-accrual loans, excluding loans held for sale/Loans	3.06%	3.41%	3.43%	3.79%	3.81%
NPAs (ex. 90+ past due)/Loans, foreclosed properties and non-performing loans held for sale	3.83%	4.23%	4.39%	4.78%	4.69%
NPAs (inc. 90+ past due)/Loans, foreclosed properties and non- performing loans held for sale	4.40%	4.75%	4.98%	5.42%	5.38%

Allowance for Credit Losses

	Year Ended December 31
($ amounts in millions)	2011	2010
Balance at beginning of year	$3,256	$3,188
Net loans charged off	(1,970)	(2,792)
Provision for loan losses	1,530	2,863
Provision for unfunded credit commitments	7	(3)

Balance at end of year	$2,823	$3,256

Components:
Allowance for loan losses	$2,745	$3,185
Reserve for unfunded credit commitments	78	71

Allowance for credit losses	$2,823	$3,256

(1)	During the second quarter of 2011, Regions purchased a credit card portfolio for approximately $1.1 billion and recorded an allowance for loan losses and related premium of approximately $84 million. Upon finalization of the purchase price in the fourth quarter of 2011, Regions reclassified the $84 million allowance and premium. The impact of these reclassification entries was not material to the financial results in any of the quarters of 2011.
(2)	See page 13 for detail of restructured loans.

Regions Financial Corporation and Subsidiaries	Page 13
Financial Supplement to Fourth Quarter 2011 Earnings Release

Troubled Debt Restructurings

	Quarter Ended
(in millions)	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Current:
Commercial	$452	$437	$62	$66	$70
Investor Real Estate	967	923	257	193	152
Residential First Mortgage	767	774	760	737	696
Home Equity	377	373	352	328	305
Other Consumer	50	54	58	59	59

Total Current	$2,613	$2,561	$1,489	$1,383	$1,282

Accruing 30-89 DPD:
Commercial	$40	$39	$7	$6	$7
Investor Real Estate	28	67	16	15	40
Residential First Mortgage	133	114	116	117	117
Home Equity	30	30	31	27	30
Other Consumer	6	6	5	5	7

Total Accruing 30-89 DPD	$237	$256	$175	$170	$201

Non-accrual or 90+ DPD:
Commercial	$353	$373	$164	$120	$105
Investor Real Estate	473	475	200	230	198
Residential First Mortgage	210	214	207	221	240
Home Equity	33	30	29	28	30
Other Consumer	—	1	—	1	—

Total Non-accrual or 90+DPD	$1,069	$1,093	$600	$600	$573

Total TDRs	$3,919	$3,910	$2,264	$2,153	$2,056

Business Services Criticized Loan Summary

The tables below present a summary of Business Services loans by risk rating category and by portfolio segment.

	Quarter Ended 12/31/11
(in millions)	Special Mention	Substandard Accrual	Non-Accrual	Total
Commercial
TDRs	$57	$409	$351	$817
All Other Commercial (not TDRs)	711	776	721	2,208

	$768	$1,185	$1,072	$3,025

Investor Real Estate
TDRs	$131	$757	$472	$1,360
All Other Investor Real Estate (not TDRs)	738	805	442	1,985

	$869	$1,562	$914	$3,345

Note: As of December 31, 2011 there were $27 million accruing Commercial TDRs that were “Pass” rated and $108 million accruing Investor Real Estate TDRs that were “Pass” rated, that are not illustrated in the table above.

	Quarter Ended 9/30/11
	Special Mention	Substandard Accrual	Non-Accrual	Total
Commercial
TDRs	$58	$404	$371	$833
All Other Commercial (not TDRs)	696	788	822	2,306

	$754	$1,192	$1,193	$3,139

Investor Real Estate
TDRs	$55	$869	$474	$1,398
All Other Investor Real Estate (not TDRs)	1,088	1,029	651	2,768

	$1,143	$1,898	$1,125	$4,166

Note: As of September 30, 2011 there were $16 million accruing Commercial TDRs that were “Pass” rated and $67 million accruing Investor Real Estate TDRs that were “Pass” rated, that are not illustrated in the table above.

Regions Financial Corporation and Subsidiaries	Page 14
Financial Supplement to Fourth Quarter 2011 Earnings Release

Gross and Net NPA Migration

	Quarter Ended
($ in millions)	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Beginning Non-Performing Assets (1)	$3,391	$3,602	$3,933	$3,918	$4,226
Additions	$621	$822	$619	$816	$1,021
Resolutions (2)	(362)	(260)	(224)	(214)	(348)
Charge-Offs / OREO Write-Downs	(348)	(384)	(362)	(368)	(576)
Home Equity Reclassification (3)	—	56	—	—	—

Net Additions (Reductions)	$(89)	$234	$33	$234	$97

Non-Accrual Asset Sales	(185)	(299)	(226)	(106)	(309)
OREO Sales	(121)	(146)	(138)	(113)	(96)

Ending Non-Performing Assets (1)	$2,996	$3,391	$3,602	$3,933	$3,918

(1)	Includes Loans Held for Sale
(2)	Includes payments and returned to accruals
(3)

Beginning in 3Q11, credit policy on home equity lines and loans in second lien position changed such that they are placed on non-accrual by the end of the month in which the loan becomes 120 days past due. Prior policy required all real estate secured loans to be placed on non-accrual by the end of the month in which the loan becomes 180 days past due unless the loan is fully secured and in process of collection. The effect of the reclassification was to increase non-accrual loans and to decrease 90 days past due loans.

Gross NPL Migration

	Quarter Ended
($ in millions)	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Land/Single Family/Condo Investor Real Estate	$58	$189	$73	$93	$262
Income Producing IRE	199	273	134	224	270

Total Investor Real Estate	257	462	207	317	532
Commercial	140	161	207	197	209
Business and Community	165	144	158	185	176
Consumer	(1)	(12)	(17)	31	31

Total Gross NPL Migration	$561	$755	$555	$730	$948

Credit Costs

	Quarter Ended
(in millions)	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Net Charge-offs
Investor Real Estate (IRE)	$54	$60	$99	$84	$205
Commercial	87	100	91	126	197
Consumer Real Estate	117	134	138	150	148
Other Consumer	31	19	13	15	21

Net Charge-offs excluding charge-offs from Sales / Transfers to HFS	$289	$313	$341	$375	$571

Sales/Transfer to HFS	141	198	207	106	111

Total Net Charge-offs	$430	$511	$548	$481	$682

Net Loss / (Gain) - HFS Sales	$(12)	$(2)	$(1)	$—	$(7)
HFS Write-downs (4)	7	2	5	2	21
OREO expense	39	48	37	39	61

Total Credit Costs before Reserve Change	$464	$559	$589	$522	$757

Loan Loss Reserve Increase / (Reduction)	(134)	(156)	(150)	1	—

Total Credit Costs after Reserve Change	$330	$403	$439	$523	$757

(4)	Reflects write-downs subsequent to initial move to held for sale and write-downs upon transfer to OREO

Regions Financial Corporation and Subsidiaries	Page 15
Financial Supplement to Fourth Quarter 2011 Earnings Release

Early and Late Stage Delinquencies

30-89 Days Past Due Loans

	Quarter Ended
($ millions)	12/31/11		9/30/11		6/30/11		3/31/11		12/31/10
Commercial and Industrial	$61	0.25%	$87	0.36%	$118	0.50%	$104	0.45%	$103	0.45%
Commercial Real Estate Mortgage - OO	70	0.63%	87	0.76%	71	0.60%	99	0.83%	101	0.84%
Commercial Real Estate Construction - OO	4	1.12%	1	0.20%	2	0.56%	2	0.44%	3	0.61%

Total Commercial	$135	0.37%	$175	0.48%	$191	0.53%	$205	0.58%	$207	0.59%

Commercial Investor Real Estate Mortgage	$76	0.78%	$126	1.18%	$146	1.23%	$332	2.57%	$211	1.55%
Commercial Investor Real Estate Construction	28	2.76%	17	1.42%	25	1.57%	35	1.86%	42	1.83%

Total Investor Real Estate	$104	0.97%	$143	1.21%	$171	1.27%	$367	2.48%	$253	1.59%

Residential First Mortgage	$287	2.08%	$269	1.91%	$265	1.85%	$277	1.92%	$303	2.03%
Home Equity	198	1.52%	180	1.36%	168	1.23%	185	1.33%	224	1.58%
Direct	13	1.56%	12	1.44%	12	1.39%	11	1.27%	16	1.97%
Indirect	33	1.80%	30	1.66%	25	1.44%	27	1.69%	37	2.30%
Consumer Credit Card	14	1.39%	14	1.40%	11	1.00%	—	0.00%	—	0.00%
Other Consumer	12	3.45%	12	3.46%	10	3.10%	9	2.57%	12	3.33%

Total Consumer	$557	1.81%	$517	1.65%	$491	1.54%	$509	1.64%	$592	1.86%

Total 30-89 Days Past Due Loans	$796	1.03%	$835	1.05%	$853	1.05%	$1,081	1.33%	$1,052	1.27%

90+ Days Past Due Loans

	Quarter Ended
($ millions)	12/31/11		9/30/11		6/30/11		3/31/11		12/31/10
Commercial & Industrial	$28	0.11%	$10	0.04%	$7	0.03%	$10	0.04%	$9	0.04%
Commercial Real Estate Mortgage - OO	9	0.08%	6	0.05%	11	0.09%	8	0.07%	6	0.05%
Commercial Real Estate Construction - OO	—	0.00%	—	0.00%	—	0.05%	—	0.09%	1	0.12%

Total Commercial	$37	0.10%	$16	0.04%	$18	0.05%	$18	0.05%	$16	0.05%

Commercial Investor Real Estate Mortgage	$13	0.13%	$9	0.08%	$5	0.04%	$13	0.10%	$5	0.04%
Commercial Investor Real Estate Construction	—	0.01%	—	0.01%	—	0.02%	1	0.04%	1	0.04%

Total Investor Real Estate	$13	0.12%	$9	0.07%	$5	0.04%	$14	0.09%	$6	0.04%

Residential First Mortgage	$284	2.06%	$291	2.06%	$296	2.07%	$315	2.18%	$359	2.41%
Home Equity (1)	93	0.71%	81	0.61%	158	1.16%	174	1.26%	198	1.39%
Direct	2	0.23%	2	0.19%	1	0.16%	1	0.13%	1	0.13%
Indirect	2	0.13%	1	0.08%	2	0.10%	2	0.13%	2	0.13%
Consumer Credit Card	13	1.38%	10	1.03%	—	0.00%	—	0.00%	—	0.00%
Other Consumer	3	0.75%	2	0.50%	3	0.79%	3	0.86%	3	0.88%

Total Consumer	$397	1.29%	$387	1.23%	$460	1.44%	$495	1.59%	$563	1.76%

Total 90+ Days Past Due Loans	$447	0.58%	$412	0.52%	$483	0.60%	$527	0.65%	$585	0.71%

OO =	Owner Occupied
(1)	Refer to page 14 for the home equity reclassification which increased non-accrual loans and decreased 90 days past due loans in 3Q11.

Regions Financial Corporation and Subsidiaries	Page 16
Financial Supplement to Fourth Quarter 2011 Earnings Release

Non-Accrual Loans (excludes loans held for sale)

	Quarter Ended
($ millions)	12/31/11		9/30/11		6/30/11		3/31/11		12/31/10
Commercial and Industrial	$457	1.86%	$498	2.05%	$525	2.22%	$446	1.93%	$467	2.07%
Commercial Real Estate Mortgage - OO	590	5.29%	668	5.79%	687	5.82%	648	5.45%	606	5.03%
Commercial Real Estate Construction - OO	25	7.36%	27	7.68%	28	7.57%	31	7.20%	29	6.19%

Total Commercial	$1,072	2.98%	$1,193	3.30%	$1,240	3.46%	$1,125	3.17%	$1,102	3.14%

Commercial Investor Real Estate Mortgage	$734	7.56%	$829	7.75%	$820	6.93%	$1,142	8.83%	$1,265	9.28%
Commercial Investor Real Estate Construction	180	17.61%	296	24.93%	371	23.25%	448	23.64%	452	19.76%

Total Investor Real Estate	$914	8.52%	$1,125	9.46%	$1,191	8.87%	$1,590	10.73%	$1,717	10.79%

Residential First Mortgage	250	1.81%	261	1.85%	288	2.01%	303	2.10%	285	1.92%
Home Equity (1)	136	1.04%	131	0.98%	65	0.48%	69	0.50%	56	0.40%
Direct	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Indirect	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Consumer Credit Card	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%
Other Consumer	—	0.00%	—	0.00%	—	0.00%	—	0.00%	—	0.00%

Total Consumer	$386	1.25%	$392	1.25%	$353	1.11%	$372	1.20%	$341	1.07%

Total Non-Accrual Loans	$2,372	3.06%	$2,710	3.41%	$2,784	3.43%	$3,087	3.79%	$3,160	3.81%

OO = Owner	Occupied
(1)	Refer to page 14 for the home equity reclassification which increased non-accrual loans and decreased 90 days past due loans in 3Q11.

Business Services Credit Quality - Criticized Loans

Regions Financial Corporation and Subsidiaries	Page 17
Financial Supplement to Fourth Quarter 2011 Earnings Release

Residential Lending Net Charge-off Analysis

		Quarter Ended
		12/31/2011					9/30/2011
		First Liens			Junior Liens		First Liens			Junior Liens
($ in millions)		Residential Mortgage	Home Equity	Total	Home Equity	Total	Residential Mortgage	Home Equity	Total	Home Equity	Total
Florida	Net Charge-off %*	2.20%	1.59%	2.03%	5.37%	2.97%	2.94%	2.13%	2.72%	5.59%	3.53%
	$ Losses	$29.2	$7.9	$37.2	$38.3	$75.5	$39.8	$10.8	$50.6	$41.0	$91.6
	Balance	$5,237.4	$1,972.7	$7,210.0	$2,786.1	$9,996.1	$5,324.3	$1,987.2	$7,311.5	$2,877.9	$10,189.4
	Original LTV	72.0%	65.6%		75.9%		71.7%	65.5%		75.9%

All Other States	Net Charge-off %*	0.82%	0.87%	0.83%	1.57%	1.02%	0.84%	0.83%	0.84%	1.68%	1.06%
	$ Losses	$17.8	$8.7	$26.4	$17.5	$43.9	$18.8	$8.3	$27.1	$19.3	$46.4
	Balance	$8,546.4	$3,911.5	$12,457.9	$4,350.4	$16,808.3	$8,758.5	$3,966.6	$12,725.1	$4,484.8	$17,209.9
	Original LTV	74.1%	66.6%		79.3%		74.0%	66.7%		79.3%

Totals	Net Charge-off %*	1.34%	1.11%	1.27%	3.06%	1.75%	1.64%	1.26%	1.53%	3.21%	1.98%
	$ Losses	$47.0	$16.6	$63.6	$55.8	$119.4	$58.6	$19.1	$77.7	$60.3	$138.0
	Balance	$13,783.7	$5,884.2	$19,667.9	$7,136.5	$26,804.5	$14,082.8	$5,953.8	$20,036.6	$7,362.7	$27,399.3
	Original LTV	73.3%	66.3%		77.9%		73.2%	66.3%		77.9%

•	21% Florida junior lien concentration driving results

•	Junior lien, Florida net charge-offs represent 53% of 4Q11 Home Equity net charge-offs but just 21% of Home Equity outstanding balances.

•	Net Home Equity charge-offs in Florida approximately 3 times non-Florida net charge-off rate

•	New Home Equity origination quality solid with an average FICO of 776 and an average LTV of 61%; Property value declines driving losses

90+ Home Equity Delinquency
3.00%
2.50%
2.00%
1.50%
1.00%
0.50%
0.00%
Ex-FL
Incl. FL
FL
12/31/07
3/31/08
6/30/08
9/30/08
12/31/08
3/31/09
6/30/09
9/30/09
12/31/09
3/31/10
6/30/10
9/30/10
12/31/10
3/31/11
6/30/11
9/30/11
12/31/11

Home Equity Losses $
$80.0
$70.0
$60.0
$50.0
$40.0
$30.0
$20.0
$10.0
$-
12/31/07
3/31/08
6/30/08
9/30/08
12/31/08
3/31/09
6/30/09
9/30/09
12/31/09
3/31/10
6/30/10
9/30/10
12/31/10
3/31/11
6/30/11
9/30/11
12/31/11
Florida - 1st Lien
Florida - 2nd Lien
All Other States - 1st Lien
All Other States - 2nd Lien

Notes:	* Recoveries are pro-rated based on charge-off balances.
* Balances shown on an ending basis. Net loss rates calculated using average balances
* Original LTVs shown for current period only; prior period LTVs not materially different

Regions Financial Corporation and Subsidiaries	Page 18
Financial Supplement to Fourth Quarter 2011 Earnings Release

Investor Real Estate Analysis

Property Type

$15.9
$14.8
$13.4
$11.9
$10.7
2.3
1.9
1.6
1.2
1.0
13.6
12.9
11.8
10.7
9.7
12/31/10
3/31/11
6/30/11
9/30/11
12/31/11
Mortgage
Construction

Loan Type

Office 18%
Land 8%
Single Family 8%
Industrial 8%
Other 6%
Hotel 6%
Condo 1%
Multi-Family 24%
Retail 21%

Geography

Midsouth 24%
Southwest 20%
Other* 9%
Central 23%
Florida 24%

* Other includes states outside of Regions footprint

Number of Loans by Size

13,476
1,398
186
45
<$1MM
$1MM - 10MM
$10MM - 25MM
$25MM+

Credit Quality

$15.9 B
$14.8 B
$13.4 B
$11.9 B
$10.7 B
89%
89%
91%
91%
91%
12/31/10
3/31/11
6/30/11
9/30/11
12/31/11
Ending Balance
% Accruing

Regions Financial Corporation and Subsidiaries	Page 19
Financial Supplement to Fourth Quarter 2011 Earnings Release

Investor Real Estate Analysis

Regions Financial Corporation and Subsidiaries	Page 20
Financial Supplement to Fourth Quarter 2011 Earnings Release

Reconciliation to GAAP Financial Measures

Net Income (Loss) and Earnings (Loss) Per Share

The table below presents computations of earnings (loss) and certain other financial measures, excluding goodwill impairment and regulatory charge and related tax benefit (non-GAAP). The goodwill impairment charge and the regulatory charge and related tax benefit are included in financial results presented in accordance with generally accepted accounting principles (GAAP). Regions believes that the exclusion of the goodwill impairment and the regulatory charge and related tax benefit in expressing earnings (loss) and certain other financial measures, including “earnings (loss) per common share, excluding goodwill impairment and regulatory charge and related tax benefit”, “return on average assets, excluding goodwill impairment and regulatory charge and related tax benefit” and “return on average tangible common stockholders’ equity, excluding goodwill impairment and regulatory charge and related tax benefit” (explained on next page) provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business because management does not consider the goodwill impairment and regulatory charge and related tax benefit to be relevant to ongoing operating results. Management and the Board of Directors utilize these non-GAAP financial measures for the following purposes: preparation of Regions’ operating budgets; monthly financial performance reporting; monthly close-out “flash” reporting of consolidated results (management only); and presentations to investors of company performance. Regions believes that presenting these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management and the Board of Directors. Non-GAAP financial measures have inherent limitations, are not required to be uniformly applied and are not audited. To mitigate these limitations, Regions has policies and procedures in place to identify and address expenses that qualify for non-GAAP presentation, including authorization and system controls to ensure accurate period to period comparisons. Although these non-GAAP financial measures are frequently used by stakeholders in the evaluation of a company, they have limitations as analytical tools, and should not be considered in isolation, or as a substitute for analyses of results as reported under GAAP. In particular, a measure of earnings that excludes the goodwill impairment charge and the regulatory charge and related tax benefit does not represent the amount that effectively accrues directly to stockholders (i.e. the goodwill impairment charge and the regulatory charge are reductions in earnings and stockholders’ equity).

		Year Ended December 31		As of and for Quarter Ended
($ amounts in millions, except per share data)		2011	2010	12/31/11	9/30/11	6/30/11	03/31/11	12/31/10
Net income (loss) (GAAP)		$(215)	$(539)	$(548)	$155	$109	$69	$89
Preferred dividends and accretion (GAAP)		(214)	(224)	(54)	(54)	(54)	(52)	(53)

Net income (loss) available to common shareholders (GAAP)	A	$(429)	$(763)	$(602)	$101	$55	$17	$36

Income (loss) from discontinued operations, net of tax (GAAP) (1)		(404)	(71)	(467)	14	30	19	22

Income (loss) from continuing operations available to common shareholders (GAAP)	B	(25)	(692)	(135)	87	25	(2)	14

Goodwill impairment from continuing operations (non-deductible)		253	—	253	—	—	—	—
Regulatory charge and related tax benefit from continuing operations (2)		(17)	75	—	—	(17)	—	—

Income (loss) from continuing operations available to common shareholders, excluding goodwill impairment and regulatory charge and related tax benefit (non-GAAP)	C	$211	$(617)	$118	$87	$8	$(2)	$14

Weighted-average diluted shares	D	1,258	1,227	1,259	1,261	1,260	1,259	1,259

Earnings (loss) per common share - diluted (GAAP)	A/D	$(0.34)	$(0.62)	$(0.48)	$0.08	$0.04	$0.01	$0.03

Earnings (loss) per common share from continuing operations - diluted (GAAP)	B/D	$(0.02)	$(0.56)	$(0.11)	$0.07	$0.02	$(0.00)	$0.01

Earnings (loss) per common share from continuing operations, excluding goodwill impairment and regulatory charge and related tax benefit - diluted (non-GAAP)	C/D	$0.17	$(0.50)	$0.09	$0.07	$0.01	$(0.00)	$0.01

(1)	There are no preferred shares allocable to discontinued operations.
(2)	In the second quarter of 2010, Regions recorded a $200 million charge to account for a probable, reasonably estimable loss related to a pending settlement of regulatory matters. At that time, Regions assumed that the entire charge would be non-deductible for income tax purposes. $75 million of the regulatory charge relates to continuing operations. The settlement was finalized during the second quarter of 2011. At the time of settlement, Regions had better information related to tax implications. Approximately $125 million of the settlement charge will be deductible for federal income tax purposes. Accordingly, during the second quarter of 2011, Regions adjusted federal income taxes to account for the impact of the deduction. The adjustment reduced Regions’ provision for income taxes by approximately $44 million for the second quarter of 2011, of which approximately $17 million relates to continuing operations.

Regions Financial Corporation and Subsidiaries	Page 21
Financial Supplement to Fourth Quarter 2011 Earnings Release

Reconciliation to GAAP Financial Measures - Continuing Operations

Fee Income Ratios and Efficiency Ratios

The tables below present computations of the efficiency ratio (non-GAAP), which is a measure of productivity, generally calculated as non-interest expense divided by total revenue. The table also shows the fee ratio (non-GAAP), generally calculated as non-interest income divided by total revenue. Management uses these ratios to monitor performance and believes this measure provides meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP), which is the numerator for the efficiency ratio. Non-interest income (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest income (non-GAAP), which is the numerator for the fee ratio. Net interest income on a fully taxable-equivalent basis (GAAP) and non-interest income are added together to arrive at total revenue (GAAP). Adjustments are made to arrive at adjusted total revenue (non-GAAP), which is the denominator for the fee and efficiency ratios. Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

		As of and for Quarter Ended
($ amounts in millions)		12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Continuing Operations
Non-interest expense (GAAP)		$1,124	$850	$956	$932	$990
Adjustments:
Loss on early extinguishment of debt		—	—	—	—	(55)
Securities impairment, net		(2)	—	—	—	—
Branch consolidation and property and equipment charges		2	—	(77)	—	—
Goodwill impairment		(253)	—	—	—	—

Adjusted non-interest expense (non-GAAP)	E	$871	$850	$879	$932	$935

Net interest income, taxable-equivalent basis (GAAP)		$858	$859	$864	$864	$873

Non-interest income (GAAP)		$507	$513	$543	$580	$920
Adjustments:
Securities (gains) losses, net		(7)	1	(24)	(82)	(333)
Leveraged lease termination (gains) losses, net		(10)	2	—	—	(59)
Loss (gain) on sale of mortgage loans		—	—	—	3	(26)

Adjusted non-interest income (non-GAAP)	F	490	516	519	501	502

Adjusted total revenue (non-GAAP)	G	$1,348	$1,375	$1,383	$1,365	$1,375

Fee income ratio (non-GAAP)	F/G	36.4%	37.5%	37.5%	36.7%	36.5%
Efficiency ratio (non-GAAP)	E/G	64.6%	61.8%	63.6%	68.3%	68.0%

Adjusted Non-Interest Expense

The table below presents computations of full year adjusted non-interest expense for 2011 and 2010 (non-GAAP). Management uses these measures to monitor performance and believes these measures provide meaningful information to investors. Non-interest expense (GAAP) is presented excluding certain adjustments to arrive at adjusted non-interest expense (non-GAAP). Regions believes that the exclusion of these adjustments provides a meaningful base for period-to-period comparisons, which management believes will assist investors in analyzing the operating results of the Company and predicting future performance. These non-GAAP financial measures are also used by management to assess the performance of Regions’ business. It is possible that the activities related to the adjustments may recur; however, management does not consider the activities related to the adjustments to be indications of ongoing operations. Regions believes that presentation of these non-GAAP financial measures will permit investors to assess the performance of the Company on the same basis as that applied by management.

	Year Ended
	December 31		2011 vs. 2010
Continuing Operations	2011	2010	$ Change	% Change
Non-interest expense (GAAP)	$3,862	$3,859	$3	0.1%
Adjustments:
Goodwill impairment	253	—	253	NM
Regulatory charge	—	75	(75)	NM

Adjusted non-interest expense (non-GAAP)	$3,609	$3,784	$(175)	-4.6%

Regions Financial Corporation and Subsidiaries	Page 22
Financial Supplement to Fourth Quarter 2011 Earnings Release

Reconciliation to GAAP Financial Measures

Return Ratios, Tangible Common Ratios, Capital

The following tables provide calculations of “return on average tangible common stockholders’ equity”, end of period “tangible common stockholders’ equity” ratios and a reconciliation of stockholders’ equity (GAAP) to tangible common stockholders’ equity (non-GAAP) and Tier 1 capital (regulatory) and to “Tier 1 common equity” (non-GAAP). Tangible common stockholders’ equity ratios have become a focus of some investors and management believes they may assist investors in analyzing the capital position of the Company absent the effects of intangible assets and preferred stock. Traditionally, the Federal Reserve and other banking regulatory bodies have assessed a bank’s capital adequacy based on Tier 1 capital, the calculation of which is codified in federal banking regulations. In connection with the Company’s Comprehensive Capital Assessment and Review (“CCAR”), these regulators are supplementing their assessment of the capital adequacy of a bank based on a variation of Tier 1 capital, known as Tier 1 common equity. While not codified, analysts and banking regulators have assessed Regions’ capital adequacy using the tangible common stockholders’ equity and/or the Tier 1 common equity measure. Because tangible common stockholders’ and Tier 1 common equity are not formally defined by GAAP or codified in the federal banking regulations, these measures are considered to be non-GAAP financial measures and other entities may calculate them differently than Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using tangible common stockholders’ equity and Tier 1 common equity, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on these same bases.

Tier 1 common equity is often expressed as a percentage of risk-weighted assets. Under the risk-based capital framework, a company’s balance sheet assets and credit equivalent amounts of off-balance sheet items are assigned to one of four broad risk categories. The aggregated dollar amount in each category is then multiplied by the risk-weighted category. The resulting weighted values from each of the four categories are added together and this sum is the risk-weighted assets total that, as adjusted, comprises the denominator of certain risk-based capital ratios. Tier 1 capital is then divided by this denominator (risk-weighted assets) to determine the Tier 1 capital ratio. Adjustments are made to Tier 1 capital to arrive at Tier 1 common equity. Tier 1 common equity is also divided by the risk-weighted assets to determine the Tier 1 common equity ratio. The amounts disclosed as risk-weighted assets are calculated consistent with banking regulatory requirements.

		As of and for Quarter Ended
($ amounts in millions, except per share data)		12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
RETURN ON AVERAGE ASSETS FROM CONTINUING OPERATIONS
Average assets (GAAP) - continuing operations	H	$124,900	$126,586	$127,438	$127,987	$129,973
Return on average assets from continuing operations (GAAP) (1)	B/H	(0.43%)	0.26%	0.08%	(0.01%)	0.04%

Return on average assets from continuing operations, excluding goodwill impairment and regulatory charge related tax benefit (non-GAAP) (1)	C/H	0.37%	0.26%	0.03%	(0.01%)	0.04%

RETURN ON AVERAGE TANGIBLE COMMON STOCKHOLDERS’ EQUITY
Average stockholders’ equity (GAAP) - continuing operations		$15,557	$15,405	$15,260	$15,174	$15,558
Less: Average intangible assets (GAAP) - continuing operations		5,320	5,292	5,203	5,229	5,254
Average deferred tax liability related to intangibles (GAAP)		(210)	(224)	(230)	(237)	(243)
Average preferred equity (GAAP) - continuing operations		3,413	3,402	3,392	3,383	3,374

Average tangible common stockholders’ equity (non-GAAP)	I	$7,034	$6,935	$6,895	$6,799	$7,173
Return on average tangible common stockholders’ equity from continuing operations (GAAP) (1)	B/I	(7.61%)	4.98%	1.45%	(0.12%)	0.77%

Return on average tangible common stockholders’ equity from continuing operations, excluding regulatory charge related tax benefit (non-GAAP) (1)	C/I	6.66%	4.98%	0.47%	(0.12%)	0.77%

TANGIBLE COMMON RATIOS - CONSOLIDATED
Stockholders’ equity (GAAP)		$16,499	$17,263	$16,888	$16,619	$16,734
Less: Preferred equity (GAAP)		3,419	3,409	3,399	3,389	3,380
Intangible assets (GAAP)		5,265	6,039	5,981	5,919	5,946
Deferred tax liability related to intangibles (GAAP)		(200)	(220)	(227)	(233)	(240)

Tangible common stockholders’ equity (non-GAAP)	J	$8,015	$8,035	$7,735	$7,544	$7,648
Total assets (GAAP)		$127,050	$129,762	$130,908	$131,756	$132,351
Less: Intangible assets (GAAP)		5,265	6,039	5,981	5,919	5,946
Deferred tax liability related to intangibles (GAAP)		(200)	(220)	(227)	(233)	(240)

Tangible assets (non-GAAP)	K	$121,985	$123,943	$125,154	$126,070	$126,645
Shares outstanding - end of quarter	L	1,259	1,259	1,259	1,256	1,256
Tangible common stockholders’ equity to tangible assets (non-GAAP)	J/K	6.58%	6.48%	6.18%	5.98%	6.04%
Tangible common book value per share (non-GAAP)	J/L	$6.37	$6.38	$6.15	$6.00	$6.09

TIER 1 COMMON RISK-BASED RATIO (2) - CONSOLIDATED
Stockholders’ equity (GAAP)		$16,499	$17,263	$16,888	$16,619	$16,734
Accumulated other comprehensive (income) loss		69	(92)	177	387	260
Non-qualifying goodwill and intangibles		(4,900)	(5,649)	(5,668)	(5,686)	(5,706)
Disallowed deferred tax assets		(432)	(506)	(498)	(463)	(424)
Disallowed servicing assets		(35)	(35)	(35)	(28)	(27)
Qualifying non-controlling interests		92	92	92	92	92
Qualifying trust preferred securities		846	846	846	846	846

Tier 1 capital (regulatory)		$12,139	$11,919	$11,802	$11,767	$11,775
Qualifying non-controlling interests		(92)	(92)	(92)	(92)	(92)
Qualifying trust preferred securities		(846)	(846)	(846)	(846)	(846)
Preferred stock		(3,419)	(3,409)	(3,399)	(3,389)	(3,380)

Tier 1 common equity (non-GAAP)	M	$7,782	$7,572	$7,465	$7,440	$7,457
Risk-weighted assets (regulatory)	N	91,663	92,786	93,865	93,929	94,966
Tier 1 common risk-based ratio (non-GAAP)	O	8.5%	8.2%	7.9%	7.9%	7.9%

(1)	Annualized
(2)	Current quarter amount and the resulting ratio is estimated

Regions Financial Corporation and Subsidiaries	Page 23
Financial Supplement to Fourth Quarter 2011 Earnings Release

Reconciliation to GAAP Financial Measures

Basel III

The following tables provide calculations of Tier 1 capital and Tier 1 common, based on Regions’ current understanding of Basel III requirements. Regions currently calculates its risk-based capital ratios under guidelines adopted by the Federal Reserve based on the 1988 Capital Accord (“Basel I”) of the Basel Committee on Banking Supervision (the “Basel Committee”). In December 2010, the Basel Committee released its final framework for Basel III, which will strengthen international capital and liquidity regulation. When implemented by U.S. bank regulatory agencies and fully phased-in, Basel III will change capital requirements and place greater emphasis on common equity. Implementation of Basel III will begin on January 1, 2013, and will be phased in over a multi-year period. The U.S. bank regulatory agencies have not yet finalized regulations governing the implementation of Basel III. Accordingly, the calculations provided below are estimates, based on Regions’ current understanding of the framework, including the Company’s reading of the requirements, and informal feedback received through the regulatory process. Regions’ understanding of the framework is evolving and will likely change as the regulations are finalized. Because the Basel III implementation regulations are not formally defined by GAAP and have not yet been finalized and codified, these measures are considered to be non-GAAP financial measures, and other entities may calculate them differently from Regions’ disclosed calculations. Since analysts and banking regulators may assess Regions’ capital adequacy using the Basel III framework, we believe that it is useful to provide investors the ability to assess Regions’ capital adequacy on the same basis.

($ amounts in millions)	12/31/11

Stockholders’ equity (GAAP)	$16,499
Non-qualifying goodwill and intangibles (1)	(5,065)
Adjustments, including other comprehensive income related to cash flow hedges, disallowed deferred tax assets, threshold deductions and other adjustments	(857)

$10,577

Qualifying non-controlling interests	4

Basel III Tier 1 Capital (non-GAAP)	$10,581

Basel III Tier 1 Capital (non-GAAP)	$10,581

Preferred Stock	(3,419)
Qualifying non-controlling interests	(4)

Basel III Tier 1 Common (non-GAAP)	$7,158

Basel I risk-weighted assets	91,663
Basel III risk-weighted assets (2)	93,267

		Minimum
Basel III Tier 1 Capital Ratio	11.3%	8.5%
Basel III Tier 1 Common Ratio	7.7%	7.0%

(1)	Under Basel III, regulatory capital must be reduced by purchased credit card relationship intangible assets. These assets are partially allowed in Basel I capital.
(2)	Regions continues to develop systems and internal controls to precisely calculate risk-weighted assets as required by Basel III. The amount included above is a reasonable approximation, based on our understanding of the requirements.

Regions Financial Corporation and Subsidiaries	Page 24
Financial Supplement to Fourth Quarter 2011 Earnings Release

Statements of Discontinued Operations (unaudited)

On January 11, 2012, Regions entered into a stock purchase agreement to sell Morgan Keegan and Company, Inc. and related affiliates to Raymond James Financial, Inc. for approximately $930 million. As part of the transaction, Morgan Keegan will also pay Regions a dividend of $250 million before closing, pending regulatory approval, resulting in total proceeds of $1.18 billion to Regions, subject to adjustments based on the aggregate amount of 2011 gross revenues generated by employees in certain selected business units who remain with Morgan Keegan or Raymond James as of the date 90 days following the closing date of the transaction. The transaction is anticipated to close during the first quarter of 2012, subject to regulatory approval and customary closing conditions. Morgan Asset Management and Regions Morgan Keegan Trust are not included in the sale and will remain part of Regions’ Wealth Management organization. In connection with the agreement, the results of the entities being sold are reported as discontinued operations. The following tables represent the unaudited condensed results of operations for discontinued operations.

	Quarter Ended
($ amounts in millions)	12/31/11	9/30/11	6/30/11	3/31/11	12/31/10
Interest income	$8	$9	$10	$10	$16
Interest expense	1	1	2	2	2

Net interest income	7	8	8	8	14
Non-interest income
Brokerage, investment banking and capital markets	251	222	229	236	279
Other	11	10	9	27	14

Total non-interest income	262	232	238	263	293
Non-interest expense
Salaries and employee benefits	172	146	160	166	190
Net occupancy expense	9	9	9	9	9
Furniture and equipment expense	9	7	7	7	8
Goodwill impairment	492	—	—	—	—
Other	59	54	66	53	69

Total non-interest expense	741	216	242	235	276
Income (loss) from discontinued operations before income tax	(472)	24	4	36	31
Income tax expense (benefit) (2) (3)	(5)	10	(26)	17	9

Income (loss) from discontinued operations, net of tax	$(467)	$14	30	19	22

Weighted-average shares outstanding - during quarter:
Basic	1,259	1,259	1,258	1,257	1,257
Diluted	1,259	1,261	1,260	1,259	1,259

Earnings (loss) per common share from discontinued operations:
Basic	$(0.37)	$0.01	$0.02	$0.01	$0.02
Diluted	$(0.37)	$0.01	$0.02	$0.01	$0.02

	Year Ended
($ amounts in millions)	2011	2010
Interest income	$37	$52
Interest expense	6	9

Net interest income	31	43
Non-interest income
Brokerage, investment banking and capital markets	938	990
Other	57	52

Total non-interest income	995	1,042
Non-interest expense
Salaries and employee benefits	644	678
Net occupancy expense	36	37
Furniture and equipment expense	30	27
Goodwill impairment (3)	492	—
Regulatory charge (1)	—	125
Other	232	259

Total non-interest expense	1,434	1,126

Loss from discontinued operations before income tax	(408)	(41)
Income tax expense (benefit) (2), (3)	(4)	30

Loss from discontinued operations, net of tax	$(404)	$(71)

Weighted-average shares outstanding–during quarter:
Basic	1,258	1,227
Diluted	1,258	1,227

Earnings (loss) per common share from discontinued operations:
Basic	$(0.32)	$(0.06)
Diluted	$(0.32)	$(0.06)

(1)	In the second quarter of 2010, Regions recorded a $200 million charge to account for a probable, reasonably estimable loss related to a pending settlement of regulatory matters. At that time, Regions assumed that the entire charge would be non-deductible for income tax purposes. $125 million of the regulatory charge relates to discontinued operations.
(2)	The regulatory settlement referred to in (1) above was finalized in the second quarter of 2011. At the time of the settlement, Regions had better information related to the tax implications. Approximately $125 million of the $200 million settlement charge will be deductible for federal income tax purposes. Accordingly, during the second quarter of 2011, Regions adjusted federal income taxes to account for the impact of the deduction. The adjustment reduced income tax expense by approximately $44 million for the second quarter of 2011, of which approximately $27 million relates to discontinued operations.
(3)	The 2011 income tax benefit includes a $14 million benefit related to goodwill impairment recorded in the fourth quarter of 2011.

Regions Financial Corporation and Subsidiaries	Page 25
Financial Supplement to Fourth Quarter 2011 Earnings Release

Forward-Looking Statements

This supplement may include forward-looking statements which reflect Regions’ current views with respect to future events and financial performance. The Private Securities Litigation Reform Act of 1995 (“the Act”) provides a safe harbor for forward-looking statements which are identified as such and are accompanied by the identification of important factors that could cause actual results to differ materially from the forward-looking statements. For these statements, we, together with our subsidiaries, claim the protection afforded by the safe harbor in the Act. Forward-looking statements are not based on historical information, but rather are related to future operations, strategies, financial results or other developments. Forward-looking statements are based on management’s expectations as well as certain assumptions and estimates made by, and information available to, management at the time the statements are made. Those statements are based on general assumptions and are subject to various risks, uncertainties and other factors that may cause actual results to differ materially from the views, beliefs and projections expressed in such statements. These risks, uncertainties and other factors include, but are not limited to, those described below:

•

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) became law on July 21, 2010 and a number of legislative, regulatory and tax proposals remain pending. Additionally, the U.S. Treasury and federal banking regulators continue to implement, but are also beginning to wind down, a number of programs to address capital and liquidity issues in the banking system. Proposed rules, including those that are part of the Basel III process, could require banking institutions to increase levels of capital. All of the foregoing may have significant effects on Regions and the financial services industry, the exact nature of which cannot be determined at this time.

•

Regions’ ability to mitigate the impact of the Dodd-Frank Act on debit interchange fees through revenue enhancements and other measures, which will depend on various factors, including the acceptance by our customers of modified fee structures for Regions’ products and services.

•

The impact of compensation and other restrictions imposed under the Troubled Asset Relief Program (“TARP”) until Regions repays the outstanding preferred stock and warrant issued under TARP including restrictions on Regions’ ability to attract and retain talented executives and associates.

•	Possible additional loan losses, impairment of goodwill and other intangibles, and adjustment of valuation allowances on deferred tax assets and the impact on earnings and capital.

•

Possible changes in interest rates may increase funding costs and reduce earning asset yields, thus reducing margins. Increases in benchmark interest rates would also increase debt service requirements for customers whose terms include a variable interest rate, which may negatively impact the ability of borrowers to pay as contractually obligated.

•

Possible changes in general economic and business conditions in the United States in general and in the communities Regions serves in particular, including any prolonging or worsening of the current unfavorable economic conditions, including unemployment levels.

•	Possible changes in the creditworthiness of customers and the possible impairment of the collectability of loans.

•	Possible changes in trade, monetary and fiscal policies, laws and regulations, and other activities of governments, agencies, and similar organizations may have an adverse effect on business.

•	The current stresses in the financial and real estate markets, including possible continued deterioration in property values.

•	Regions’ ability to manage fluctuations in the value of assets and liabilities and off-balance sheet exposure so as to maintain sufficient capital and liquidity to support Regions’ business.

•	Regions’ ability to expand into new markets and to maintain profit margins in the face of competitive pressures.

•	Regions’ ability to develop competitive new products and services in a timely manner and the acceptance of such products and services by Regions’ customers and potential customers.

•	Regions’ ability to keep pace with technological changes.

•	Regions’ ability to effectively manage credit risk, interest rate risk, market risk, operational risk, legal risk, liquidity risk, and regulatory and compliance risk.

•	Regions’ ability to ensure adequate capitalization which is impacted by inherent uncertainties in forecasting credit losses.

•	The cost and other effects of material contingencies, including litigation contingencies and any adverse judicial, administrative or arbitral rulings or proceedings.

•	The effects of increased competition from both banks and non-banks.

•	The effects of geopolitical instability and risks such as terrorist attacks.

•	Possible changes in consumer and business spending and saving habits could affect Regions’ ability to increase assets and to attract deposits.

•	The effects of weather and natural disasters such as floods, droughts, wind, tornados and hurricanes and the effects of man-made disasters.

•	Possible downgrades in ratings issued by rating agencies

•	Potential dilution of holders of shares of Regions’ common stock resulting from the U.S. Treasury’s investment in TARP.

•	Possible changes in the speed of loan prepayments by Regions’ customers and loan origination or sales volumes.

•	Possible acceleration of prepayments on mortgage-backed securities due to low interest rates and the related acceleration of premium amortization on those securities.

•	The effects of problems encountered by larger or similar financial institutions that adversely affect Regions or the banking industry generally.

•	Regions’ ability to receive dividends from its subsidiaries.

•	The effects of the failure of any component of Regions’ business infrastructure which is provided by a third party.

•	Changes in accounting policies or procedures as may be required by the Financial Accounting Standards Board or other regulatory agencies.

•	The effects of any damage to Regions’ reputation resulting from developments related to any of the items identified above.

•	With regard to the sale of Morgan Keegan:

•

the possibility that regulatory and other approvals and conditions to the transaction are not received on a timely basis or at all; the possibility that modifications to the terms of the transaction may be required in order to obtain or satisfy such approvals or conditions; changes in the anticipated timing for closing the transaction; business disruption during the pendency of or following the transaction; diversion of management time on transaction-related issues; reputational risks and the reaction of customers and counterparties to the transaction

The words “believe,” “expect,” “anticipate,” “project,” and similar expressions often signify forward-looking statements. You should not place undue reliance on any forward-looking statements, which speak only as of the date made. We assume no obligation to update or revise any forward-looking statements that are made from time to time.

The foregoing list of factors is not exhaustive; for discussion of these and other risks that may cause actual results to differ from expectations, look under the captions “Forward-Looking Statements” and “Risk Factors” in Regions’ Annual Report on Form 10-K for the year ended December 31, 2010 and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011, June 30, 2011 and September 30, 2011 as on file with the Securities and Exchange Commission.

Regions’ Investor Relations contact is List Underwood at (205) 801-0265; Regions’ Media contact is Tim Deighton at (205) 264-4551